UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2006

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, JMAR Technologies, Inc. (the "Company") received a notice on November 9, 2006 from the Nasdaq Stock Market ("Nasdaq") that the Company is not in compliance with the minimum bid price requirement ($1.00) for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4) (the "Minimum Bid Price Rule"). Pursuant to Nasdaq rules, the Company requested a hearing and received a hearing date of December 14, 2006 to appeal this delisting notice. The proposed delisting was suspended until a final determination was made by the Nasdaq Listing Qualifications Panel following the hearing. As recently announced and reported in its most recent Form 10-Q, as of the end of its quarter ended September 30, 2006 the Company is also not in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B) requiring the maintenance of stockholders’ equity of $2.5 million ("Minimum Stockholders’ Equity Rule") or market capitalization of $35 million. On November 20, 2006, the Company received a written notice from Nasdaq confirming that the Company is not in compliance with the Minimum Stockholders’ Equity Rule. The Company also submitted its proposal to achieve compliance with the Minimum Stockholders’ Equity Rule in connection with the December 14, 2006 hearing.

On December 21, 2006, the Company received a notification from Nasdaq following the Company’s appeal to the Nasdaq Listing Qualifications Panel that the common stock of the Company will be delisted from The Nasdaq Capital Market effective with the open of business on Tuesday, December 26, 2006. The Nasdaq notice stated that the Panel’s determination was based on JMAR’s previously announced failure to satisfy the $1 bid price requirement and the $2.5 million shareholders’ equity requirement.

Commencing with the open of trading on December 26, 2006, the Company’s common stock will initially be quoted on the "Pink Sheets," but the Company expects that its shares will soon be quoted on The OTC Bulletin Board following the approval by the NASD of an application by one or more market makers to continue quoting in the Company’s common stock. The Company understands that at least one market maker has already prepared such an application with the goal of commencing quotations immediately on the OTC Bulletin Board. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. An OTC equity security generally is any equity that is not listed or traded on Nasdaq or a national securities exchange.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on December 22, 2006 relating to the receipt of a Nasdaq delisting notification.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

December 27, 2006	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on December 22, 2006 relating to the receipt of a Nasdaq delisting notification.